Exhibit 3.4

TACTILE SYSTEMS TECHNOLOGY, INC.
AMENDED AND RESTATED BY-LAWS

Adopted January 21, 2011

ARTICLE I
Stockholders

Section 1.1.                                Annual Meetings.  An annual meeting of stockholders will be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.  Any proper business may be transacted at the annual meeting.

Section 1.2.                                Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman, the Chief Executive Officer, the President, or the Secretary and will be called by any such officer at the request in writing of a majority of the Board of Directors.  Such request must state the purpose or purposes of the meeting.

Section 1.3.                                Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting must be given that will state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by applicable law or regulation, the certificate of incorporation or these bylaws, the written notice of any meeting must be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on records of the corporation.

Section 1.4.                                Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 1.5.                                Quorum.  Except as otherwise provided by law or regulation, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having at least a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will constitute a quorum.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum attends.  The corporation will not vote shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, nor will any such shares be counted for quorum purposes.  However, the previous sentence will not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.                                Organization.  Meetings of stockholders will be presided over by the Chairman of the Board, if any, or in such person’s absence by the Vice Chairman of the Board, if any, or in such person’s absence by the Chief Executive Officer, or in such person’s absence by the President (if not the Chief Executive Officer), or in such person’s absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary will act as secretary of the meeting, but in such person’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting will announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 1.7.                                Voting.  Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held by such person that has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote thereon that are present in person or by proxy at such meeting.  At all meetings of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect.  All other elections and questions will, unless otherwise provided by applicable law or regulation, the certificate of incorporation or these bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes that are present in person or represented by proxy at the meeting and entitled to vote on the election or question.

Section 1.8.                                Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy in any manner, including without limitation via telephone, Internet or such other manner as permitted by Section 212 of the Delaware General Corporation Law, as amended from time to time, provided that such authorization sets forth or contains information from which the Corporation can determine that the authorization was granted by the stockholder.  If the authorization is granted in a manner other than in a written form, the proxy holder will provide such reasonable verification as required by the corporation. A proxy will be irrevocable only if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

Section 1.9.  Fixing Date for Determination of Stockholders of Record.

(a)                                 The Board of Directors may fix a record date to determine the stockholders entitled to:

(1)                                 notice of or to vote at any meeting of stockholders or any adjournment thereof;

(2)                                 express consent to corporate action in writing without a meeting;

(3)                                 receive payment of any dividend or other distribution or allotment of any rights; or

(4)                                 exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

(b)                                 A record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(c)                                  The record date:

(1)                                 in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, will, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting;

(2)                                 in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and

(3)                                 in the case of any other action, will not be more than 60 days prior to such other action.

(d)                                 If no record date is fixed:

(1)                                 the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(2)                                 the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and

(3)                                 the record date for determining stockholders for any other purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(e)                                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting although the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10.                         List of Stockholders Entitled to Vote.  The Secretary will prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list will also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they will be ineligible for election to any office at such meeting.  The stock ledger will be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.11.                         Action By Consent of Stockholders.  Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Any such executed consents must be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

Section 1.12.                         Conduct of Meetings.  The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate.  The chairman of any meeting of stockholders may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting, except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders are not required to be held in accordance with the rules of parliamentary procedure.

Section 1.13                            Advance Notice of Stockholder Business.  As provided in Section 1.2, the business conducted at any special meeting of stockholders will be limited to the purposes stated in the notice of the special meeting.  At any annual meeting of stockholders, only such business (other than the nomination and election of directors, which will be subject to Section 1.14) may be conducted that is appropriate for consideration at the meeting and that has been brought before the meeting (1) by or at the direction of the Board of Directors, or (2) by any stockholder of the corporation entitled to vote at the meeting who complies with the notice procedures in this Section 1.13.

(a)                                 Timing of Notice.  For business to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to the Secretary, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of stockholders.  If, however, the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by a stockholder will be considered timely only if delivered or mailed and received not less than 90 days before such annual meeting or, if later, within ten days after the first public announcement of the date of such annual meeting.  Except to the extent otherwise required by law, the adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder’s notice as required above.

(b)                                 Content of Notice.  For each matter a stockholder proposes to bring before a meeting of stockholders, the stockholder’s notice must state: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (3) the class or series (if any) and number of shares of the corporation that are beneficially owned by the stockholder, (4) any material interest of the stockholder in such business, and (5) a representation that the stockholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

(c)                                  Consequences of Failure to Give Timely Notice.  Notwithstanding anything in these bylaws to the contrary, no business (other than the nomination and election of directors) will be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.13.  If the officer of the corporation chairing the meeting determines that any business proposed to be conducted at the meeting was not properly brought before the meeting in accordance with the procedures described in this Section 1.13, then such officer must declare as such to the meeting and such business will not be transacted.

(d)                                 Public Announcement.  For purposes of this Section 1.13 and Section 1.14, “public announcement” means disclosure (1) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (2) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, or (3) when mailed or otherwise delivered as the notice of the meeting pursuant to Section 1.3.

(e)                                  Compliance with Law.  Notwithstanding the foregoing provisions of this Section 1.13, a stockholder must also comply with all applicable requirements of Delaware law and the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13.

Section 1.14                            Advance Notice of Stockholder Nominees.  Only persons who are nominated in accordance with the procedures set forth in this Section 1.14 will be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures in this Section 1.14.

(a)                                 Timing of Notice.  Nominations by stockholders must be made pursuant to timely notice in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice of nominations must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of stockholders.  If, however, the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by a stockholder will be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within ten days after the first public announcement of the date of such annual meeting.  If a special meeting of stockholders of the corporation is called in accordance with Section 1.2 for the purpose of electing one or more directors to the Board of Directors, then a stockholder’s notice of nomination must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or, if later, within ten days after the first public announcement of the date of such special meeting.  Except to the extent otherwise required by law, the adjournment of a regular or special meeting of stockholders will not commence a new time period for the giving of a stockholder’s notice as described above.

(b)                                 Content of Notice.  A stockholder’s notice to the corporation of nominations for a regular or special meeting of stockholders must set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director:  (a) such person’s name, age, business address and residence address and principal occupation or employment, (b) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (c) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to the stockholder giving the notice:  (a) the name and address, as they appear on the corporation’s books, of such stockholder, (b) the class or series (if any) and number of shares of the corporation that are beneficially owned by such stockholder, and (c) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary of the corporation the information required to be set forth in a stockholder’s notice of nomination that pertains to a nominee.

(c)                                  Consequences of Failure to Give Timely Notice.  Notwithstanding anything in these bylaws to the contrary, no person will be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.14.  If a nomination was not made in accordance with the procedures prescribed in this Section 1.14, the officer of the corporation chairing the meeting will determine and declare as such to the meeting and the defective nomination will be disregarded.

ARTICLE II
Board of Directors

Section 2.1.                                Number; Qualification.  The Board of Directors will fix from time to time the number of Directors constituting the Board of Directors.  Directors need not be stockholders.

Section 2.2.                                Initial Directors; Resignation; Vacancies.  The Board of Directors will initially consist of the persons named as directors by the incorporator.  Any director may resign at any time upon written notice to the corporation.  Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, even if such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders.  Each director so elected will hold office until the expiration of the term of office of the director whom such person has replaced or until such person’s successor is elected and qualified.

Section 2.3.                                Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4.                                Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary, or by any two members of the Board of Directors.  Notice of a special meeting of the Board of Directors must be given by the person or persons calling the meeting at least 48 hours before the special meeting.

Section 2.5.                                Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6.                                Quorum: Vote Required for Action.  At all meetings of the Board of Directors a majority of the whole Board of Directors will constitute a quorum for the transaction of business.  Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

Section 2.7.                                Organization.  Meetings of the Board of Directors will be presided over by the Chairman of the Board, if any, or in such person’s absence by the Vice Chairman of the Board, if any, or in such person’s absence by the Chief Executive Officer, or in such person’s absence by the President (if not the Chief Executive Officer), or in such person’s absence by a chairman chosen at the meeting.  The Secretary will act as secretary of the meeting, but in such person’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.                                Informal Action by Directors.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III
Committees

Section 3.1.                                Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified members.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation.

Section 3.2.                                Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee will conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV
Officers

Section 4.1.                                Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The Board of Directors will elect a Chief Executive Officer and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members.  The Board of Directors may also choose one or more Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers.  Each such officer will hold office until his or her successor is elected and qualified or until such person’s earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.  The Board of Directors may remove any officer with or without cause at any time, but such removal will be without prejudice to the contractual rights of such officer, if any, with the corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2.                                Powers and Duties of Executive Officers.  The officers of the corporation will have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE V
Stock

Section 5.1.                                Certificates.  Every holder of stock will be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such person in the corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she was such officer, transfer agent, or registrar at the date of issue.

Section 5.2.                                Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI
Indemnification

Section 6.1.                                Right to Indemnification.  The corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom such person is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  Unless otherwise provided in the certificate of incorporation, the corporation will indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Section 6.2.                                Prepayment of Expenses.  Unless otherwise provided in the certificate of incorporation, the corporation will pay the expenses of a director or officer (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, but only if the director or officer promises to repay all amounts advanced if it is determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3.                                Claims.  If a claim for indemnification or payment of expenses under this Article VI is not paid within 60 days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim.  In any such action the corporation has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4.                                Nonexclusivity of Rights.  The rights conferred on any person by this Article VI are not exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5.                                Other Indemnification.  The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another entity will be reduced by any amount such person may collect as indemnification from such other entity.

Section 6.6.                                Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VI will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
Miscellaneous

Section 7.1.                                Fiscal Year.  The fiscal year of the corporation will be determined by resolution of the Board of Directors.

Section 7.2.                                Seal.  The corporation has no seal.

Section 7.3.                                Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice.  Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Except as required by law or these bylaws, neither the business to be transacted at, nor the purpose of, any regular, annual, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.4.                                Interested Directors; Quorum.

(a)                                 No transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(1)                                 the material facts as to the director’s or officer’s relationship or interest and as to the transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)                                 the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)                                 the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

(b)                                 Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 7.5.                                Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic format, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 7.6.                                Amendment of Bylaws.  These bylaws may be altered or repealed, and new bylaws made, in the manner prescribed in the certificate of incorporation.